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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         As independent oil and gas consultants, Cawley Gillespie & Associates, Inc. hereby consents to the incorporation by reference of our report letter to Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum"), dated April 5, 2002, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 2001, and of our report letter dated April 18, 2001, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 2000 in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Magnum, to all references to Cawley Gillespie & Associates, Inc. in this Exchange Offer Registration Statement and to the reference to our firm as engineers in the Exchange Offer Registration Statement.

         /s/ CAWLEY GILLESPIE & ASSOCIATES, INC.
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         Fort Worth, Texas
         July 2, 2002